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                                  EXHIBIT 24.1

                                POWER OF ATTORNEY

         The undersigned Director and Officer of The Ackerley Group, Inc. ("Company") appoints each of Denis M. Curley and Keith W. Ritzmann his true and lawful attorney and agent, in name and on behalf of the undersigned, in any and all registration statements (including without limitation, any registration statement filed pursuant to Rule 462(b) promulgated under the Securities Act of
1933) and any and all amendments and post-effective amendments and exhibits thereto in connection with the offering by the Company of shares of its common stock under the Company's Employee Stock Purchase Plan and the Company's Employees Stock Option Plan, and to do any and all acts and things and execute any and all instruments which the attorney and agent may deem necessary or advisable in connection therewith, without the other and with full power of substitution and revocation, and hereby ratifying all that any such attorney or his substitute may do by virtue hereby.

         Pursuant to the requirements of the Securities and Exchange Act of 1933, this Power of Attorney has been signed by the following person in the capacity indicated on this 19th day of November, 1999.

                                  /s/ Barry A. Ackerley
                                  -----------------------------------------
                                  Barry A. Ackerley, Chairman of the Board,
                                  Chief Executive Officer and Director